SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On June 3, 2004, IntraBiotics Pharmaceuticals, Inc. announced that the underwriters of its public offering have notified IntraBiotics that they will exercise their option to purchase an additional 450,000 shares to cover over-allotments. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following documents are filed as exhibits to this report:

99.1	Press Release, dated June 3, 2004, entitled “IntraBiotics Announces Exercise of Over-Allotment Option.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.

Date: June 7, 2004
/s/ David Tucker

David Tucker
Principal Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated June 3, 2004, entitled “IntraBiotics Announces Exercise of Over-Allotment Option.”